EXHIBIT 107.0

Calculation of Filing Fee Table
FORM S-8
(Form Type)

Home Federal Bancorp, Inc. of Louisiana
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Proposed
				Maximum	Maximum
Security	Security		Amount	Offering	Aggregate		Amount of
Type	Class Title	Fee Calculation Rule	Registered(1)	Price Per Share	Offering Price	Fee Rate	Registration Fee(2)

Equity	Common Stock, par value $0.01 per share	Rules 457(c) and 457(h)	341,500(2)	$ 11.84(3)	$ 4,043,360	0.00015310	$ 619
Equity	Common Stock, par value $0.01 per share	Rules 457(c) and 457(h)	327,400(4)	$ 12.60(4)	$ 4,125,240	0.00015310	$ 632

Total Offering Amounts					$ 8,168,600		$ 1,251
Total Fee Offsets							-
Net Fee Due							$ 1,251

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(1)         Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Home Federal

              Bancorp, Inc. of Louisiana 2014 Stock Incentive Plan (the “2014 Plan), the Home Federal Bancorp, Inc. of Louisiana 2019 Stock Incentive Plan (the “2019 Plan”)

              and the Home Federal Bank Employees’ Savings and Profit Sharing Plan and Trust (the “401(k) Plan”) as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, par value $.01 per share (“Common Stock”), of Home Federal Bancorp, Inc. of Louisiana (the “Company or the “Registrant”).

              This Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the 401(k) Plan.

(2) Represents the 341,500 shares that may be issued upon the exercise of options to purchase shares of Common Stock granted under the 2014 Plan and the 2019 Plan prior to the date hereof.

(3)         Represents the weighted average exercise price of $11.84 at which options for 341,500 shares of Common Stock have been granted under the 2014 Plan and the

             2019 Plan in accordance with Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended (“Securities Act”).

(4)         The 327,400 shares represent 27,400 shares of Common Stock which have been reserved under the 2014 Plan and the 2019 Plan available for future grant for issuance pursuant to the exercise of stock options or the vesting of share awards as well as 300,000 shares to be issued under the 401(k) Plan. The Proposed Maximum Offering

              Price Per Share is equal to the average of the high and low price of the Common Stock on September 27, 2024 on the Nasdaq Capital Market and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c).